   As filed with the Securities and Exchange Commission on September 29, 1995
                                                         Registration No. 33-123

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ------------

                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                        C-74-1339132
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                         Identification No.)




             P.O. BOX 4240                                    77210-4240
             HOUSTON, TEXAS                                   (Zip Code)
(Address of Principal Executive Offices)

                                  ------------

             ZAPATA HAYNIE CORPORATION PROFIT-SHARING/SAVINGS PLAN
                            (Full title of the plan)

                                  ------------

                          JOSEPH L. VON ROSENBERG III
            VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                               ZAPATA CORPORATION
                                 P.O. BOX 4240
                           HOUSTON, TEXAS  77210-4240
                    (Name and address of agent for service)

                                 (713) 940-6100
         (Telephone number, including area code, of agent for service)

                                 ------------

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

                     DEREGISTRATION OF UNISSUED SECURITIES


          This Post-Effective Amendment to Registration Statement on Form S-8 (Registration No. 33-123) (the "Registration Statement") of Zapata Corporation, a Delaware corporation (the "Company"), is being filed to deregister (i) certain shares of the Company's common stock, par value $0.25 per share ("Common Stock"), which were registered for issuance pursuant to the Zapata Haynie Corporation Profit-Sharing/Savings Plan (the "Plan"), and (ii) related participation interests in the Plan.

          The Registration Statement registered 705,882 shares of Common Stock to be offered pursuant to the Plan and $6,000,000 of participation interests in the Plan. Effective with the beginning of the Plan's 1995 fiscal year (October 1, 1994), the option to make additional investments in Common Stock under the Plan was terminated. Accordingly, no additional shares of Common Stock or related participation interests will be offered or sold pursuant to the Registration Statement, and the Company hereby removes from registration such of the 705,882 shares of Common Stock and related participation interests as remain unsold.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 1995.

                                    ZAPATA CORPORATION


                                  By:  /s/ LAMAR C. MCINTYRE
                                     ------------------------------------
                                      Lamar C. McIntyre
                                      Vice President, Chief Financial Officer
                                      and Treasurer

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 1995.

                                    ZAPATA HAYNIE CORPORATION
                                    PROFIT-SHARING/SAVINGS PLAN



                                  By:  /s/ LAMAR C. MCINTYRE
                                     ---------------------------------------
                                      Lamar C. McIntyre
                                      Member of the Pension and
                                      Benefits Committee



                                 By:   /s/ ROBERT A. GARDINER
                                     ----------------------------------------
                                      Robert A. Gardiner
                                      Member of the Pension and Benefits
                                      Committee

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